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                               KEMPER TRUST #27

                       WRITTEN INSTRUMENT AMENDING THE
                      AGREEMENT AND DECLARATION OF TRUST



     The undersigned, being the sole trustee of Kemper Trust #27 (the "Trust"), a business trust organized pursuant to an Agreement and Declaration of Trust dated October 3, 1996 (the "Declaration of Trust"), pursuant to Section 1 of
Article I and Section 4 of Article IX of the Declaration of Trust, does hereby change the name of the Trust to "Kemper Aggresive Growth Fund." This instrument shall constitute an amendment to the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned has this 4th day of October, 1996, signed these presents.



                                   /s/ Philip J. Collora
                                   ----------------------------------
                                   Philip J. Collora, Sole Trustee
                                   2734 Lawndale Avenue
                                   Evanston, Illinois  60201



The address of the Trust is:
120 South LaSalle Street
Chicago, Illinois  60603